UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
April 14, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

Executive Officer Bonus Compensation Arrangements

      On April 14, 2005 the Compensation Committee of the Board of Directors of the Registrant approved the payment of bonus compensation to its named executive officers as disclosed below.

Named Executive Officer	2004 Bonus
Norman W. Gayle, III	$250,000
Donald W. Thornton	$130,000
David W. Lacefield	$93,750	(1)
W. Michael Lefler	$70,000	(2)
Hopson B. Nance	$0

(1) Does not include $125,000 bonus approved July 22, 2004, which will also be reflected as 2004 bonus compensation in the Registrant's proxy statement this year.

(2) Does not include $100,000 bonus approved July 22, 2004, which will also be reflected as 2004 bonus compensation in the Registrant's proxy statement this year.

     The Compensation Committee also approved the payment of bonuses to other executive officers that management does not believe are material in amount or significance in light of established standards of materiality.

Executive Officer Stock Option Awards

      The Compensation Committee of the Board of Directors of the Registrant also granted stock options to its named executive officers with a grant date of April 15, 2005 as disclosed below.

Named Executive Officer	Shares Subject to Options
Norman W. Gayle, III	100,000
Donald W. Thornton	75,000
David W. Lacefield	75,000
W. Michael Lefler	25,000
Hopson B. Nance	50,000

     The Compensation Committee also granted options to other executive officers that management does not believe are material in amount or significance in light of established standards of materiality.

     All options were awarded pursuant to the Registrant's 2001 Incentive Compensation Plan and will vest in equal annual installments over five years, commencing on the first anniversary of the grant date. These options are non-qualified stock options which have a ten year term, and all such options have an exercise price equal to the closing price of the Company's common stock on the grant date. Although the number of shares subject to options granted to different executive officers varies, the form of stock option agreement used is the same. A form of such stock option agreement is attached to this report as Exhibit 10.1

Adjustments to Non-Employee Director Compensation

     On April 15, 2005, the Board of Directors of the Registrant also modified the expense reimbursement policy applicable to non-employee director travel to and from meetings of the Board of Directors and Committees thereof. A Summary of the fees payable to the Registrant's non-employee directors, and expense reimbursement policy, is attached to this report as Exhibit 10.2

Item 3.02 - Unregistered sales of equity securities

     On April 18, 2005, we entered into an agreement to exchange 493,902 shares of our common stock for $2.5 million principal amount of our 8.525% Deferrable Capital Securities plus accrued interest. The common shares were delivered from treasury on April 19, 2005. As a result of this transaction, the Company will realize approximately a $0.9 million gain in the second quarter of 2005. The transaction was not registered under the Securities Act of 1933 in reliance on the exemption afforded by Section 3(a)(9) thereof.

Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits.

Number	Exhibit
10.1	Form of Stock Option Agreement
10.2	Summary of Non-Employee Director Compensation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of April 20, 2005.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary